                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BEVERLY ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                           BEVERLY ENTERPRISES, INC.
                              5111 ROGERS AVENUE,
                                   SUITE 40-A
                        FORT SMITH, ARKANSAS 72919-0155
                                 (501) 452-6712

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998

To the Stockholders:

     The Annual Meeting of Stockholders of Beverly Enterprises, Inc., will be held at the Holiday Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Thursday, May 28, 1998, at 10:00 a.m., local time for the following purposes:

     1. To elect nine members of the Board of Directors;

     2. To approve the Annual Incentive Plan;

     3. To ratify the appointment of Ernst & Young LLP as independent auditors for 1998;

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Nominees for election as directors at the Annual Meeting and any adjournments thereof (the "Annual Meeting") are Beryl F. Anthony, Jr., David R. Banks, Carolyne K. Davis, R.N., Ph.D., James R. Greene, Boyd W. Hendrickson, Edith E. Holiday, Jon E. M. Jacoby, Risa J. Lavizzo-Mourey, M.D., and Marilyn R. Seymann, Ph.D., all of whom are presently serving as directors of the Company.

     The Board of Directors has fixed the close of business on March 31, 1998, as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the Annual Meeting at the offices of Beverly Enterprises, Inc., 5111 Rogers Avenue, Suite 155, Fort Smith, Arkansas, during ordinary business hours for 10 days prior to the Annual Meeting.

     We encourage you to attend the Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors named in the attached Proxy Statement; FOR the approval of the Annual Incentive Plan and FOR ratification of the appointment of Ernst & Young LLP as independent auditors for 1998. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy card.

                                        By Order of the Board of Directors

                                                 ROBERT W. POMMERVILLE
                                                       Secretary

April 23, 1998
Fort Smith, Arkansas

                           BEVERLY ENTERPRISES, INC.
                              5111 ROGERS AVENUE,
                                   SUITE 40-A
                        FORT SMITH, ARKANSAS 72919-0155
                                 (501) 452-6712

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998

     The accompanying proxy is solicited by the Board of Directors of Beverly Enterprises, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held May 28, 1998, and any adjournments of the meeting (the "Annual Meeting"). It is anticipated that this proxy material will be mailed on or about April 23, 1998, to stockholders of record on March 31, 1998.

     A copy of the annual report of the Company for the year ended December 31, 1997, including consolidated financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). SUCH REQUESTS SHOULD BE DIRECTED TO ROBERT W. POMMERVILLE, SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 5111 ROGERS AVENUE, SUITE 40-A, FORT SMITH, ARKANSAS 72919-0155, (501) 452-6712.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a signed instrument revoking the proxy, or (ii) a duly executed proxy bearing a later date. A proxy may also be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those therein named.

     The Company, which was incorporated on April 15, 1997, is the successor to the former Beverly Enterprises, Inc. which was incorporated on February 27, 1987, as the result of a tax-free reorganization completed December 3, 1997. In connection with that reorganization, the directors and all but one of the executive officers of the predecessor corporation became directors and executive officers of the Company, serving in the same capacities. References in this Proxy Statement to the Company, Board of Directors and executive officers of the Company with respect to periods prior to December 3, 1997 shall mean, unless otherwise stated, the predecessor corporation, its Board of Directors and executive officers.

                               VOTING PROCEDURES

     The close of business on March 31, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 106,168,944 shares of Common Stock, par value $.10 per share (the "Common Stock"). Each holder of shares of Common Stock is entitled to one vote per share on each matter to be considered. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

     A plurality of the shares voted in person or by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of shares of Common Stock representing a majority of the shares voted at the Annual Meeting is required for the approval of the Annual Incentive Plan, the ratification of the appointment of Ernst & Young LLP as independent auditors for 1998 and the approval of such other matters (other than the election of directors) as may properly come before the Annual Meeting.

     Under the Company's by-laws and Delaware law: (i) shares at the Annual Meeting which are represented by proxies that reflect abstentions or broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (ii) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (iii) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining whether the proposal is approved or rejected and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 31, 1998, relating to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, based solely upon filings made by such persons with the Securities and Exchange Commission. Percentages in the table were calculated based on the number of shares of Common Stock outstanding at March 31, 1998.

                                                             NUMBER OF      PERCENT OF
                                                             SHARES OF        TOTAL
                           NAME                             COMMON STOCK   COMMON STOCK
                           ----                             ------------   ------------
Franklin Mutual Advisors, Inc. ...........................   8,504,600(1)      8.01%
  ("Franklin")
  777 Mariners Island Blvd.
  San Mateo, CA 94404
Mellon Bank Corporation...................................   8,858,292(2)      8.34%
  ("Mellon")
  One Mellon Bank Center
  500 Grant St.
  Pittsburgh, PA 15258-0001

---------------

(1) Based on the latest schedule 13G, dated January 27, 1998, provided to the Company by Franklin; Franklin had sole voting and dispositive power with respect to 8,504,600 shares.

(2) Based on the latest schedule 13G, dated January 26, 1998, provided to the Company by Mellon; Mellon had sole voting power with respect to 7,410,592 shares, shared voting power with respect to 408,500 shares, sole dispositive power with respect to 8,295,580 shares and shared dispositive power with respect to 452,800 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 31, 1998, the amount of Common Stock beneficially owned by each of the Company's directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group based on information obtained from such persons.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                   (A)            (B)          (C)           (D)           (E)         (F)
                                   SOLE
                                  VOTING        OPTIONS                                             PERCENTAGE
                                   AND        EXERCISABLE     OTHER                                     OF
                                INVESTMENT     WITHIN 60    BENEFICIAL     DEFERRED                   COMMON
                                  POWER          DAYS       OWNERSHIP    COMPENSATION   TOTAL (5)     STOCK
                                ----------    -----------   ----------   ------------   ---------   ----------
Beryl F. Anthony, Jr..........          0         33,750           0         9,458(4)      43,208      *
David R. Banks................    133,210(1)     352,500       8,774(2)      4,121(3)     498,605      *
Carolyne K. Davis, R.N.,
  Ph.D........................          0              0           0         1,285(4)       1,285      *
James R. Greene...............        500         33,750           0        15,985(4)      50,235      *
Boyd W. Hendrickson...........    188,967(1)     345,793       1,400(2)      4,925(3)     541,085      *
Edith E. Holiday..............        800         13,500         200(2)      4,291(4)      18,791      *
Jon E.M. Jacoby...............          0         33,750           0        13,188(4)      46,938      *
Risa J. Lavizzo-Mourey,
  M.D.........................      1,997         13,500           0         5,357(4)      20,854      *
William A. Mathies............     73,220(1)     141,750       2,879(2)      2,880(3)     220,729      *
C. Arnold Renschler...........     65,000              0           0         1,788(3)      66,788      *
Marilyn R. Seymann, Ph.D......      1,000         13,500           0         6,417(4)      20,917      *
Bobby W. Stephens.............    277,655(1)     162,000       7,986(2)      2,714(3)     450,355      *
Scott M. Tabakin..............     48,048(1)     156,600           0         2,716(3)     207,364      *
All Directors and Executive
  Officers as a Group (19
  Persons)....................  1,067,573      2,184,178      21,489        91,688      3,364,928      3.17%

---------------

 *  Percentage of Common Stock owned does not exceed 1%.

(1) Includes shares allocated to the employee through participation in the Company's Employee Stock Purchase Plan.

(2) Shares owned by family members.

(3) Shares credited under Executive Deferred Compensation Plan.

(4) Shares credited under Non-Employee Director Deferred Compensation Plan.

(5) While Column (E) includes all shares shown in the first four columns, Columns (B) and (D) include shares that are not issued and outstanding.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     One of the purposes of the Annual Meeting is to elect nine directors to hold office until the 1999 annual meeting and until successors are elected and qualified. Nominees for election as directors at the Annual Meeting are Beryl F. Anthony, Jr., David R. Banks, Carolyne K. Davis, R.N., Ph.D., James R. Greene, Boyd W. Hendrickson, Edith E. Holiday, Jon E. M. Jacoby, Risa J. Lavizzo-Mourey, M.D. and Marilyn R. Seymann, Ph.D., all of whom are presently serving as directors of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominees named above. Unless otherwise directed on the proxy card, the proxy holders named therein will vote FOR the election of the nominees named above. By appropriate indication on the proxy card, stockholders may instruct the proxy holders to vote for some but not all of the nominees named above. In the event that any nominee is unable to serve, an event not now anticipated, the proxies will then be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following table contains certain information as of March 31, 1998, with respect to the persons who have been nominated to serve as directors for the term beginning May 28, 1998.

                                                        POSITIONS AND OFFICES           DIRECTOR
                 NAME                    AGE              WITH THE COMPANY               SINCE
                 ----                    ---            ---------------------           --------
Beryl F. Anthony, Jr.(b)(c)(e).........  60    Director                                   1993
David R. Banks(c)......................  61    Chairman of the Board, Chief Executive     1979
                                               Officer and Director
Carolyne K. Davis, R.N., Ph.D.(c)(d)...  66    Director                                   1997
James R. Greene(a)(b)(d)...............  76    Director                                   1991
Boyd W. Hendrickson(c).................  53    President, Chief Operating Officer and     1995
                                               Director
Edith E. Holiday(a)(d)(e)..............  46    Director                                   1995
Jon E. M. Jacoby(a)(c).................  60    Director                                   1987
Risa J. Lavizzo-Mourey, M.D.(b)(d).....  43    Director                                   1995
Marilyn R. Seymann, Ph.D.(a)(d)(e).....  55    Director                                   1995

---------------

(a)  Member of the Audit Committee

(b)  Member of the Compensation Committee

(c)  Member of the Executive Committee

(d)  Member of the Quality Management Committee

(e)  Member of the Nominating Committee

     The following is a summary of the business experience of the persons who have been nominated to serve as directors of the Company.

     Beryl F. Anthony, Jr. Mr. Anthony served in Congress and was Chairman of the Democratic Congressional Campaign Committee from 1987 through 1990. In 1993, he became a partner in the law firm of Winston & Strawn.

     David R. Banks. Mr. Banks served as President from October 1979 to September 1995 and has served as Chief Executive Officer since May 1989 and Chairman of the Board since March 1990. Mr. Banks is a director of Nationwide Health Properties, Inc., Ralston Purina Company, Wellpoint Health Networks, Inc. and trustee for Occidental College. Mr. Banks also serves as a director of PharMerica, Inc., a major supplier of institutional pharmacy services to the Company.

     Carolyne K. Davis, R.N., Ph.D. Dr. Davis was a national and international health care advisor to Ernst & Young, certified public accountants, from 1985 to 1997, and a consultant and advisor to the Company from 1989 to 1997. She retired from Ernst & Young in May 1997, and is now a part-time scholar in residence at the Sloan Health Management Program at Cornell University. Dr. Davis served as Administrator of the Health Care Financing Administration of the U.S. Department of Health and Human Services from 1981 to 1985. She is a member of the Institute of Medicine and the National Academy of Science. Dr. Davis is a trustee for the University of Pennsylvania Medical Center and is a member of the Board of Directors for Georgetown University. She is a director of Beckman Instruments, Inc., Merck & Co., Inc., The Prudential Insurance Company of North America, Pharmaceutical Marketing Services, Inc. and MiniMed, Inc. Dr. Davis was a director of the Company from 1985 to 1989.

     James R. Greene. Mr. Greene's principal occupation has been that of a director and consultant to various U.S. and international businesses since 1986. He is a director of Buck Engineering Company and Bank Leumi.

     Boyd W. Hendrickson. Mr. Hendrickson joined the Company in 1988 as a Division President. He was elected Vice President-Marketing in May 1989, Executive Vice President-Operations and Marketing in February 1990 and President of Beverly Health and Rehabilitation Services ("BHRS") in January 1995. In September 1995, he was elected President, Chief Operating Officer and Director. Mr. Hendrickson is a director of PharMerica, Inc.

     Edith E. Holiday. Ms. Holiday is an attorney. She served as White House Liaison for the Cabinet and all federal agencies during the Bush administration. Prior to that, Ms. Holiday served as General Counsel of the U. S. Treasury Department, as well as its Assistant Secretary of Treasury for Public Affairs and Public Liaison. She is a director of Amerada Hess Corporation, Hercules Incorporated and H.J. Heinz Company and a director or trustee of various investment companies in the Franklin Templeton Group of Funds.

     Jon E. M. Jacoby. Mr. Jacoby is Executive Vice President, Chief Financial Officer and a director of Stephens Group, Inc., an energy, agricultural and investment firm. Mr. Jacoby has held the indicated positions with Stephens Group, Inc. since 1986, and prior to that time, served as Manager of the Corporate Finance Department and Assistant to the President of Stephens Inc. Mr. Jacoby is a director of Power-One, Inc. and Delta and Pine Land Company.

     Risa J. Lavizzo-Mourey, M.D. Dr. Lavizzo-Mourey is Director of the Institute of Aging, Chief of the Division of Geriatric Medicine, Associate Executive Vice President for health policy and Professor of Medicine at the University of Pennsylvania. From 1992 to 1994, Dr. Lavizzo-Mourey was in the Senior Executive Service in the Agency for Health Care Policy and Research, U.S. Public Health Service of the Department of Health and Human Services. Dr. Lavizzo-Mourey is a director of Managed Care Solutions, Inc. and Kapson Senior Quarters Corp.

     Marilyn R. Seymann, Ph.D. Dr. Seymann is President and Chief Executive Officer of M One, Inc., a management and information systems consulting firm specializing in the financial services industry. From 1990 to 1993, Dr. Seymann was Director and Vice Chairman of the Federal Housing Finance Board. Prior to that, she served as Managing Director of Andersen Asset Based Services, a unit of Arthur Andersen LLP. From 1986 to 1990, Dr. Seymann was Executive Vice President of Chase Bank of Arizona and served as President, Private Banking of Chase Trust Company from 1987 to 1990. Dr. Seymann also serves as a director of Claremont Technology Group, Inc.

                COMPENSATION OF DIRECTORS AND OTHER INFORMATION
                    CONCERNING THE BOARD AND ITS COMMITTEES

     In 1997, directors, other than Mr. Banks and Mr. Hendrickson, received an annual retainer fee of $25,000 for serving as a director and an additional fee of $1,000 for each Board or committee meeting attended. The Chairperson of each committee received an additional $1,000 for each committee meeting attended and chaired. Mr. Banks, the current Chairman of the Board and Chief Executive Officer of the Company, and Mr. Hendrickson, the current President and Chief Operating Officer of the Company, received no additional cash compensation for serving on the Board or its committees.

     Pursuant to the Beverly Enterprises, Inc. Non-Employee Directors' Stock Option Plan, each non-employee director is automatically granted an option to purchase 3,375 shares of Common Stock on June 1 of each year, at an exercise price of 100 percent of the fair market value of such Common Stock on the respective grant dates. The options become fully exercisable one year from the grant date.

     Directors who are not employees of the Company participate in the Non-Employee Director Deferred Compensation Plan which provides these directors the opportunity to receive awards equivalent to shares of Common Stock ("deferred share units"). There are three types of contributions available under the plan. First, directors can defer all or part of retainer and meeting fees to a pre-tax deferred compensation account with two investment options -- a cash account which is credited with interest or a deferred share unit account, with each unit having a value equivalent to one share of Common Stock.

     The second type of contribution is a Company match. The Company matches 25% of the amount of fees deferred, to the extent the deferral is in the deferred share unit account. Third, as a replacement for the prior benefit under the Retirement Plan for Outside Directors, directors receive a grant of 675 deferred share units each year. Distributions under the plan commence on retirement, termination, death or disability. Distributions will be made in shares of Common Stock unless the Board of Directors approves a payment in cash.

     During 1997, there were eight meetings of the Board. Each director attended 75% or more in the aggregate of the meetings of the Board and committees on which the director served.

     The Executive Committee, which met five times during 1997, is delegated authority to exercise all of the authority of the Board during the intervals between meetings except that authority delegated to other committees or extraordinary actions.

     The Audit Committee, which met three times during 1997, reviews and acts, or reports to the Board, with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of audit procedures, the nature of services to be performed for the Company by and the fees to be paid to the independent auditors, oversight of the Company's internal audit function, the performance of the Company's independent auditors and the accounting practices of the Company.

     The Nominating Committee, which met two times during 1997, is delegated the following responsibilities: (i) identification and recommendation for nomination of candidates to stand for election to the Board and (ii) establishment of procedures for the nomination process and criteria for the selection of nominees, including stockholders' suggestions of nominees for director that are submitted in writing in compliance with the Company's by-laws. (See "Requirements, Including Deadlines, for Submissions of Proxy Proposals, Nomination of Directors, and Other Business by Stockholders", on page 19.) The Nominating Committee is also responsible for administering the Board's self-evaluation. The Company implemented a performance management program in early 1997 for management. As an extension of this program, the Board of Directors has chosen to implement a Board evaluation process which will be formalized in 1998. The Board will evaluate itself on a regular basis and determine from the outcomes what steps can be taken to continuously improve its overall effectiveness.

     The Quality Management Committee, which met five times during 1997, monitors the quality of service provided by the Company and reports to the Board progress made toward reaching quality goals.

     The Compensation Committee met four times during 1997. See the Compensation Committee Report on Executive Compensation below for a discussion of the Compensation Committee functions.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the Committee) is currently composed of three independent, non-employee Directors. Louis W. Menk served as Chairman of the Committee until his retirement as a Director on May 29, 1997. The Committee's overall responsibility is to ensure executive compensation policies are directly aligned with the strategic goals of the Company. The Committee also approves the design of compensation programs, evaluates their effectiveness, and authorizes the adoption of new plans and strategies as warranted.

COMPENSATION PHILOSOPHY

     Our compensation philosophy and the underlying compensation programs are designed to directly support the Company's business objectives by:

     - Allowing the Company to recruit, retain and develop highly qualified executive talent

     - Linking individual compensation with Company and individual performance

     - Maintaining compensation levels that are targeted at the median (50th percentile) of the Competitive Market discussed below

     - Emphasizing the variable and at-risk portion of compensation through incentive plans which reflect and reward both short and long-term performance

     - Promoting executive stock ownership and encouraging stock retention by executives

     The Committee evaluates each element of compensation as well as total executive compensation. The Chief Executive Officer provides input to the Committee in this regard. In addition, the Committee receives consulting advice and assistance from an independent executive compensation firm on an ongoing basis.

COMPETITIVE MARKET EVALUATION

     The Company and Committee evaluate competitive compensation practices and levels in the marketplace by considering data from the compensation consulting firm's executive database (the "Competitive Market"). This analysis includes reference to companies of comparable revenues, employee size and market capitalization in the healthcare services industry as well as general industry. This data is used to establish targets for each element of compensation for Company executives. In establishing competitive levels, the Company uses the 50th percentile as its target level for each element of compensation.

BASE SALARY

     The Committee regularly reviews the base salary of corporate officers. In addition to targeting the median of the Competitive Market, the Committee also considers the level and scope of responsibility, experience, performance and internal equity. No specific weighting is assigned to each of these criteria.

     The base salary for Mr. Banks, Chairman of the Board and Chief Executive Officer of the Company, and other corporate officers was reviewed at the February 19, 1998 meeting of the Committee. The Committee reviewed the performance criteria it had established on March 27, 1997 to evaluate Mr. Banks' performance for 1997. Based on the results of Mr. Banks' performance in meeting these objectives, and the comparison to the Competitive Market, his base salary was adjusted, effective March 1, 1998, to $742,000, which represents a 6% increase over the 1997 level and places Mr. Banks at approximately the 50th percentile level of the Competitive Market.

ANNUAL INCENTIVES

     During 1997, the Company maintained an annual incentive plan for corporate management and its subsidiary management. The annual incentive plan is designed to provide a direct link between Company performance and individual performance over the annual performance period (calendar year). The incentive plan for 1997 measured financial performance by evaluating Company earnings per share and return on assets. The financial criteria are established for each executive based upon appropriate corporate or subsidiary areas of responsibility. Each executive also has specific strategic objectives and individual goals. An earnings per share target performance level must be achieved before any bonuses are earned, regardless of other performance measures.

     Each executive participating in the annual incentive plan, including all of the executive officers listed in the Summary Compensation Table, have a target and maximum annual incentive opportunity expressed as a percentage of base salary. Target opportunities for officers under this plan for 1997 ranged from 25% to 60% of base salary and are targeted at the 50th percentile of the Competitive Market. The maximum annual incentive opportunity is from 50% to 120%.

     In calculating the 1997 annual incentive for the Chief Executive Officer, the Committee first ascertained that the threshold had been achieved. The Committee then determined that the Chief Executive Officer exceeded the specific performance goals established by the Committee. As a result, Mr. Banks received a bonus of $630,000, which amounted to 90% of base salary.

LONG-TERM INCENTIVES

     The Committee believes that annual grants of stock options provide a long-term incentive for key personnel to remain with the Company and further improve Company performance. In addition, stock option grants confirm the mutuality of interests shared by the Company's management and its other stockholders with this compensation dependent upon the appreciation of the Company's Common Stock. The compensation consulting firm provides the Committee with data on granting practices of general industry companies to determine if the Company's grants are competitive in size and terms. Stock options are always granted at 100% of fair market value on the date of grant. During 1997, a stock option grant for 121,500 shares was provided to Mr. Banks. Option grants for the following number of shares were granted in 1997 to the following executive officers: Mr. Hendrickson -- 87,750; Mr. Mathies -- 54,000; Mr.
Stephens -- 54,000 and Mr. Tabakin -- 54,000. The vesting schedule for these option grants is shown on page 12.

STOCK OWNERSHIP REQUIREMENT

     The Company has a stock ownership requirement for key executives and officers of the Company. The purpose is to align executive interests with stockholders' interests and to encourage executives to retain Company shares over an extended period. Participants are required to own Company securities with a value based on a multiple of the officer's base salary. Failure to comply with this requirement may result in reduction in or suspension from participation in the Company's incentive plans. The Chief Executive Officer is required to own securities with a market value of three times his base salary. Other executives and officers are required to own Company securities with a market value ranging from one to two and a half times base salary.

$1 MILLION LIMIT ON COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain requirements are met which allow for an exemption of certain compensation as performance-based. The Board of Directors and the Committee desire that all incentive compensation plans for executive officers be qualified as performance-based, thereby ensuring the Company will retain full tax deductibility. As such, stockholders previously approved the annual and long-term incentive plans to be performance-based under
Section 162(m) and stockholders are being asked to approve a new Annual Incentive Plan to continue the deductibility under 162(m).

                                            COMPENSATION COMMITTEE
                                            Beryl F. Anthony, Jr., Chairman
                                            James R. Greene
                                            Risa J. Lavizzo-Mourey, M.D.
                                            Louis W. Menk

     The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No Committee member had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the Chief Executive Officer and the other five most highly compensated individuals in the Company as to whom the total annual salary and bonus for the year ended December 31, 1997, exceeded $100,000. In addition, C. Arnold Renschler, M.D. is included in the table pursuant to Item 402(a)(3)(iii) of Regulation S-K. All of these individuals, except Dr. Renschler, were executive officers of the Company at December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                       ----------------------
                                                                                           AWARDS PAYOUTS
                                            ANNUAL                                     ----------------------
                                         COMPENSATION         OTHER       RESTRICTED    SECURITIES
                                      ------------------      ANNUAL        STOCK       UNDERLYING     LTIP      ALL OTHER
         NAME AND            FISCAL   SALARY      BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION
    PRINCIPAL POSITION        YEAR      ($)        ($)        ($)(4)        ($)(7)        (#)(8)        ($)        ($)(9)
    ------------------       ------   -------    -------   ------------   ----------   ------------   -------   ------------
David R. Banks.............   1997    694,806(3) 630,000        None          None       121,500       None        58,494
Chairman of the Board and     1996    597,542    324,973        None       697,500       121,500       None        20,230
Chief Executive Officer       1995    622,096       None        None          None          None       None        51,973
Boyd W. Hendrickson........   1997    497,500(3) 375,000(3)     None          None        87,750       None        40,871
President and Chief           1996    437,971    245,314        None       581,250        87,750       None        17,973
Operating Officer             1995    392,862       None        None       412,500        94,500       None        38,100
William A. Mathies.........   1997    322,500(3) 182,672(3)     None          None        54,000       None        22,625
Executive Vice President      1996    275,000    185,000     216,198(5)    465,000        54,000       None         8,858
and President-Beverly         1995    203,481     44,334      48,465(5)    206,250        47,250       None        19,526
Health & Rehabilitation
Services, Inc.
C. Arnold Renschler,
  M.D......................   1997    370,604       None        None          None          None       None        21,127
Executive Vice President      1996    200,481    187,500      46,995(6)    673,750       285,000       None         1,226
and President-Pharmacy        1995
Corporation of America(1)
Bobby W. Stephens..........   1997    299,950(3) 180,000(3)     None          None        54,000       None        33,305
Executive Vice President-     1996    283,725    126,909        None       465,000          None       None        21,554
Asset Management              1995    288,410       None        None          None          None       None        35,626
Scott M. Tabakin...........   1997    298,750(3) 180,000(3)     None          None        54,000       None        16,175
Executive Vice President      1996    220,053    119,931        None       571,250        81,000       None        12,561
and Chief Financial           1995    169,365       None        None          None        16,200       None        15,212
Officer(2)

---------------

(1) Dr. Renschler assumed this position on June 3, 1996. He resigned as an officer of the Company on December 3, 1997.

(2) Mr. Tabakin was elected to his current position on October 10, 1996. Prior to that he was a Senior Vice President and Acting Chief Financial Officer.

(3) Six percent of this amount was deferred into the Beverly Enterprises, Inc. Executive Deferred Compensation Plan.

(4) In accordance with Commission regulations, perquisites and personal benefits totaling less than 10% of the total of annual salary and bonus for the named executive officers have not been reported.

(5) Relocation costs and expenses paid to Mr. Mathies in connection with his relocation from California to Arkansas.

(6) Relocation costs and expenses paid to Dr. Renschler in connection with his relocation from Pennsylvania to Florida.

(7) Amounts shown as Restricted Stock Awards consist of the following (shown in dollars) (the Company does not currently pay dividends on its Common Stock).

                             YEAR   MR. BANKS   MR. HENDRICKSON   MR. MATHIES   DR. RENSCHLER   MR. STEPHENS   MR. TABAKIN
                             ----   ---------   ---------------   -----------   -------------   ------------   -----------
Restricted Stock Grants      1997       None           None            None           None           None           None
                             1996       None           None            None        183,750(a)        None        106,250(b)
                             1995       None        412,500(c)      206,250(c)                       None           None
Performance Shares(d)        1997       None           None            None           None           None           None
                             1996    697,500        581,250         465,000        490,000        465,000        465,000
                             1995       None           None            None           None           None           None
    Total                    1997       None           None            None           None           None           None
                             1996    697,500        581,250         465,000        673,750        465,000        571,250
                             1995       None        412,500         206,250           None           None           None

---------------

(a) The total $183,750 restricted stock award to Dr. Renschler in 1996 consists of, on June 3, 1996, at which time the closing price of the Common Stock was $12.25, a grant of 15,000 shares which vest twenty-five percent per year beginning one year from the date of grant.

(b) The total $106,250 restricted stock award to Mr. Tabakin in 1996 consists of, on October 10, 1996, at which time the closing price of the Common Stock was $10.625, a grant of 10,000 shares which vest twenty-five percent per year beginning one year from the date of grant.

(c) The total of $412,500 restricted stock awards to Mr. Hendrickson and the total $206,250 restricted stock award to Mr. Mathies in 1995 consists of, on October 2, 1995, at which time the closing price of the Common Stock was $13.75, grants of 30,000 and 15,000 shares respectively, which vest twenty-five percent per year beginning one year from the date of grant.

(d) The total $697,500, $581,250, $465,000, $465,000 and $465,000 Performance
    Share awards to Mr. Banks, Mr. Hendrickson, Mr. Mathies, Mr. Stephens and Mr. Tabakin consist of, on February 9, 1996, at which time the closing price of the Common Stock was $11.625, a grant of performance-based restricted stock in the following number of shares: 60,000; 50,000; 40,000; 40,000 and 40,000 respectively. Performance is measured by appreciation in the price of Common Stock from December 31, 1995. To satisfy the performance restriction, the Common Stock must close at or above the performance target for at least five consecutive trading days on the New York Stock Exchange. Achievement of the performance target for any performance period is deemed to be achievement of the performance target for all prior performance periods. The performance target and percentage of shares that vest, if the performance target is met, are:
    10% and $14.00; 20% and $16.125; 20% and $18.50; 25% and $21.375; 25% and
    $24.50 for 1996, 1997, 1998, 1999 and 2000, respectively. The total
    $490,000 Performance Share award to Dr. Renschler consists of, on June 3, 1996, at which time the closing price of the Common Stock was $12.25, a grant of 40,000 shares with the same performance targets and vesting schedule as set forth above. All of the Performance Shares vested as a result of the reorganization of the Company on December 3, 1997.

(8) Shares reflect anti-dilution adjustments made December 3, 1997 to preserve the intrinsic value of the options following the reorganization of the Company in connection with the divestiture of the institutional pharmacy business.

(9) All other compensation consists of the following:

                             YEAR   MR. BANKS   MR. HENDRICKSON   MR. MATHIES   DR. RENSCHLER   MR. STEPHENS   MR. TABAKIN
                             ----   ---------   ---------------   -----------   -------------   ------------   -----------
Car Allowance(a)             1997       None           None            None           None           None           None
                             1996       None           None            None           None           None           None
                             1995      2,019          2,019           2,019                         2,019          2,019
Matching Contribution        1997      2,340          2,340           2,340           None          2,340          2,340
to Employee Stock            1996      2,340          2,340           2,340           None          2,340          2,340
Purchase Plan(b)             1995      2,340          2,340           2,340                         2,340          2,340
Executive Medical            1997      2,586          3,700           3,008          2,409         11,500          1,642
Plan                         1996      3,834          6,659           1,347             62         12,066          5,786
                             1995      6,168          9,660           4,098                        11,545          4,030
Premiums Under               1997     19,296         13,008           2,704          8,847          4,960            872
Executive Life               1996      1,350          1,080             177           None            438            872
Insurance Plan(c)            1995      4,753          2,607             420                         1,297            314
Regular Life                 1997      8,762          2,458             341          2,994          1,396            319
Insurance Plan(d)            1996      5,648          2,187             297            626          1,315            244
                             1995      3,410          1,483             167                         1,113            144
Matching Contribution        1997     12,546          9,214           6,706           None          5,958          3,851
to Executive Savings         1996      3,341          1,990             980           None          1,678            474
Plan(e)                      1995     30,541         17,249           7,938                        14,570          3,623
Matching Contribution        1997     10,500          7,500           4,875          5,542          4,500          4,500
to Executive Deferred        1996       None           None            None           None           None           None
Compensation Plan(f)         1995       None           None            None           None           None           None
Benefit Allowance(g)         1997      2,464          2,651           2,651          1,335          2,651          2,651
                             1996      3,717          3,717           3,717            538          3,717          3,717
                             1995      2,742          2,742           2,544                         2,742          2,742
    Total                    1997     58,494         40,871          22,625         21,127         33,305         16,175
                             1996     20,230         17,973           8,858          1,226         21,554         13,433
                             1995     51,973         38,100          19,526                        35,626         15,212

---------------

  (a) Car allowances were discontinued in 1995. Amounts previously paid were added to base salary.
  (b) The Employee Stock Purchase Plan enables all full-time employees which have completed one year of continuous service to purchase shares of Common Stock through payroll deductions of up to $300 per pay period. The Company contributes 30% of the amount of payroll deductions for the participating employee.
  (c) Effective January 1, 1996, the amount shown represents the dollar value benefit of premium payments under split dollar life insurance policies for which the Company will be reimbursed for premiums paid. In prior years, the amounts shown represented premiums on individual term life insurance policies.
  (d) Imputed income for life insurance provided under the Company's regular life insurance plan for amounts in excess of $50,000.
  (e) The Beverly Enterprises, Inc. Executive Savings Plan, (the "Executive Savings Plan") provides that, depending on the Company's profits, the Company will match each participant's annual contribution, based on a sliding scale relating to years of service with the Company, up to a maximum of six percent of a participant's compensation. The Executive Savings Plan also provides that the Company will pay each participant additional compensation approximately equivalent to the tax liability such participant shall accrue as a result of the Company's contribution. During 1997, 1996 and 1995, the Company contributed 25 percent, 5 percent and 50 percent, respectively, of the maximum match permitted under the Executive Savings Plan for each participant. These figures include both the employer match and the additional compensation for reimbursement of taxes.
  (f) The Beverly Enterprises, Inc. Executive Deferred Compensation Plan, effective January 1, 1997, provides that participants may elect, prior to the beginning of each plan year, to defer up to 25% of base salary and up to 100% of bonus earned for that year. Deferral amounts up to 6% of base salary and bonus will be entitled to a 25% Company match. Participant deferrals and Company match are credited to a participant's account which is deemed to be invested in Common Stock. This plan is an unfunded plan, which is an unsecured obligation of the Company. The Company, to avoid market risk, currently maintains a "rabbi trust" which holds Common Stock as a source out of which all or any portion of the benefits under the plan may be satisfied.
  (g) Reimbursement for premiums paid under regular medical and dental insurance.

     The following table sets forth certain information concerning options to purchase Common Stock granted to the individuals named in the Summary Compensation Table.

                           OPTION/SAR GRANTS IN 1997

                                                                                               GRANT
                                                       INDIVIDUAL GRANTS                     DATE VALUE
                                       --------------------------------------------------    ----------
                                                        % OF
                                       NUMBER OF       TOTAL
                                       SECURITIES     OPTIONS/
                                       UNDERLYING       SARS                                   GRANT
                                        OPTIONS/     GRANTED TO    EXERCISE                     DATE
                                          SARS       EMPLOYEES     OR BASE                    PRESENT
                                        GRANTED      IN FISCAL      PRICE      EXPIRATION      VALUE
                NAME                     (#)(1)         YEAR        ($/SH)        DATE         ($)(2)
                ----                   ----------    ----------    --------    ----------    ----------
David R. Banks.......................   121,500         7.78%      12.8750      12/11/07      937,980
Boyd W. Hendrickson..................    87,750         5.62%      12.8750      12/11/07      677,430
William A. Mathies...................    54,000         3.46%      12.8750      12/11/07      416,880
Bobby W. Stephens....................    54,000         3.46%      12.8750      12/11/07      416,880
Scott M. Tabakin.....................    54,000         3.46%      12.8750      12/11/07      416,880

---------------

(1) Nonqualified stock options granted on December 11, 1997. 25% of these options become fully exercisable one year from the grant date and 25% per year thereafter on a cumulative basis.

(2) The Black-Scholes option pricing method has been used to calculate present value as of the date of grant, December 11, 1997. The present value as of the date of grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, stock price volatility and dividend yield. The Black-Scholes model is a complicated mathematical formula widely used to value exchange traded options. However, stock options granted by the Company to its executive officers differ from exchange traded options in two key respects: options granted by the Company to its executives and others are long-term and generally subject to vesting restrictions while exchange traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes model relies on several key assumptions to estimate the present value of options, including the volatility of and dividend yield on the security underlying the option, the risk-free rate of return on the grant date and the term of the option. In calculating the grant date present values set forth in the table, a factor of .3782 has been assigned to the volatility of the Common Stock, based on daily stock market quotations for the 36 months preceding the date of grant; the yield on the Common Stock has been set at 0.00%; the risk-free rate of return has been fixed at 5.72%, the ten year U.S. Treasury Strip Rate on the date of grant and the exercise of the options has been assumed to occur at the end of the actual option term of ten years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, that may be realized by each individual will depend on the market price of Common Stock on the date of exercise.

                  AGGREGATED OPTION/SAR EXERCISES IN 1997 AND
                       FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information concerning the exercise in 1997 of options to purchase Common Stock by the individuals named in the Summary Compensation Table and unexercised options to purchase such stock held by such individuals at December 31, 1997. Dr. Renschler neither exercised any options during 1997 or held any options at December 31, 1997.

                                                                                         VALUE OF UNEXERCISABLE
                                                            NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS/SARS FY-END           OPTIONS/SARS FY-END
                                                                  12/31/97                      12/31/97
                                ACQUIRED ON    VALUE                 (#)                         ($)(2)
                                 EXERCISE     REALIZED   ---------------------------   ---------------------------
             NAME                   (#)        ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
David R. Banks................    16,274      274,624      352,500        121,500       2,357,162       155,188
Boyd W. Hendrickson...........    55,428      620,485      345,793         87,750       1,510,776        10,969
William A. Mathies............    44,260      526,813      141,750         54,000         458,500         6,750
Bobby W. Stephens.............     6,315      106,592      162,000         54,000         550,998         6,750
Scott M. Tabakin..............     1,802       30,409      156,600         54,000         616,302         6,750

---------------

(1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the closing price of the Common Stock on the New York Stock Exchange Composite as reported in the Wall Street Journal) over the relevant exercise price(s).

(2) The value is calculated based on the aggregate amount of the excess of the closing price of the Common Stock on the New York Stock Exchange Composite as reported in the Wall Street Journal for December 31, 1997 over the relevant exercise prices.

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Composite Index and the S & P Health Care
500. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                                                           S & P
               Measurement Period                                                        Healthcare
             (Fiscal Year Covered)                    Company           S&P 500          Composite
1992                                                           100               100               100
1993                                                           102               110                92
1994                                                           111               112               104
1995                                                            82               153               164
1996                                                            98               189               197
1997                                                           138               252               284

---------------
Source: Standards & Poor's Compustat

     The total cumulative return on investment (change during the year in stock price plus reinvested dividends) for each of the periods for the Company, the S&P 500 Composite Index and the S & P Health Care 500 Composite Index based on the stock price or the composite index on December 31, 1992.

     The form of the chart above is in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These charts do not reflect the Company's forecast of future financial performance.

     The performance graph and its description above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                  OTHER PLANS

Deferred Compensation Plan

     As of July 18, 1991, the Company amended and restated the Deferred Compensation Plan: to allow no future grants; to close and pay out accounts with balances of $10,000 or less; and to fix accounts with balances in excess of $10,000 using the closing price of the Company's Common Stock on the New York Stock Exchange on July 18, 1991, of $11.00, which was credited to participants' Special Ledger Accounts. Messrs. Banks, Hendrickson and Stephens maintain accounts in the Deferred Compensation Plan which are credited with interest at a rate of 9% per annum, which was below 120% of the applicable federal long-term rate when it was set in July, 1991.

  Employment Contracts and Termination of Employment and Change in Control Arrangements

     As of August 22, 1997, the Company entered into employment contracts with certain of its officers (each an "Executive") including Messrs. Banks, Hendrickson, Mathies, Stephens and Tabakin (each an "Employment Agreement" and collectively, the "Employment Agreements"). The Employment Agreements have an initial term of three years, with an automatic extension of one additional day for each day beyond December 3, 1997 that the Executive remains employed by the Company until such time as the Company elects to cease such extension by written notice. The Employment Agreements provide the Executive with: (i) a stated minimum base salary per annum through December 31, 1997, and thereafter at any such greater rate as determined by the Committee (the stated minimum base salary per annum for Messrs. Banks, Hendrickson, Mathies, Stephens and Tabakin is $700,000, $500,000, $325,000, $300,000 and $300,000 respectively; (ii)
participation in all benefit plans; and (iii) an annual cash bonus pursuant to the Company's Annual Incentive Plan.

     The Employment Agreements provide for specified severance benefits in the event of a change in control and (i) termination of employment of the Executive by the Company without cause or by the Executive for good reason (which includes material reduction in duties or authority, reduction in compensation or benefits or a relocation of employment from Fort Smith) (a) during a period of two years following a change in control or (b) at any time following the commencement of any discussion with a third person that ultimately results in a change of control; or (ii) termination of employment initiated by the Executive without good cause during the 31 day period commencing on the first day of the 13th month following the change in control.

     For purposes of the Employment Agreements, a change in control shall be deemed to have taken place if, after December 3, 1997: (i) any person, corporation, or other entity or group, including any "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan then maintained by the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) as the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or (iii) at any time (a) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (b) any Person shall consolidate with, or merge with the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (c) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons; provided, however, that notwithstanding anything to the contrary herein, a change in control shall not include any transfer to a consolidated subsidiary, reorganization, spin-off, split-up, distribution, or other similar or related transaction(s) or any combination of the foregoing in which the core business and assets of the Company and its subsidiaries (taken as a whole) are transferred to another entity ("Controlled") with respect to which (1) the majority of the Board of Directors of the Company (as constituted immediately prior to such transactions(s)) also serve as directors of Controlled and immediately after such transaction(s) constitute a majority of Controlled's board of directors, and (2) more than 70% of the shareholders of the Company (immediately prior to such transaction(s)) become shareholders or other owners of Controlled and immediately after the transaction(s) control more than 70% of the ownership and voting rights of Controlled.

     For Messrs. Banks, Hendrickson, Mathies, Stephens and Tabakin, the severance benefit in the event of a change in control under the Employment Agreement includes (i) a lump sum cash payment equal to three times the sum of
(a) the Executive's base salary and (b) the Executive's target bonus under the Company's Annual Incentive Plan, with (a) and (b) to be determined at either the termination of employment or the change in control so as to produce the greater payment ("salary plus bonus"); (ii) full vesting in Executive's interest under all of the Company's long-term incentive plans, as well as all options and restricted stock; (iii) continuation for a period of three years following termination of employment, of participation in the Company's Medical Plan, Executive Medical Reimbursement Plan and Dental Plan; (iv) full vesting and maintenance in full force for the remainder of the Executive's life, the life insurance in effect under the Company's Executive Split Dollar Life Insurance Plan, as of the date of the change in control or the date of termination of employment, whichever is greater; (v) relocation within the continental United States, if commenced within three years of termination of employment, in accordance with the Company's general relocation policy for executives; (vi) a matching contribution to the Company's Executive Savings Plan and Executive Deferred Compensation Plan for the plan year in which termination of employment occurs; and (vii) for three years following termination of employment, long-term disability insurance benefits equivalent to the benefits the Executive would have received had employment by the Company continued. The Employment Agreement with Mr. Banks also provides use of office space for a period of the lesser of three years from termination of employment or the date he commences full-time employment.

     The Employment Agreements include a provision for a gross-up payment if, in the opinion of a Big 6 accounting firm or if so alleged by the Internal Revenue Service, the aggregate severance benefit described above would cause the payment of any part of such benefit to constitute an "excess parachute payment" as defined in Section 280G(b) of the Internal Revenue Code. The amount of the gross-up payment will be equal to that amount necessary to cause the net amount retained by the Executive, after deduction of any (a) excise tax on the severance benefit, (b) income tax on the gross-up payment, and (c) excise tax on the gross-up payment, to be equal to the aggregate remuneration the Executive would have received, as if Sections 280G and 4999 of the Internal Revenue Code had not been enacted into law.

     In addition to severance benefits in the event of a change in control, the Employment Agreements provide for severance benefits to the Executive during their term if there is a termination of employment initiated by (i) the Company without cause or (ii) by the Executive for good reason. In this event, the severance benefit for Messrs. Banks, Hendrickson, Mathies, Stephens and Tabakin includes: (a) a lump sum cash payment equal to two times salary plus bonus; (b) full vesting under all of the Company's long-term incentive plans, as well as all options and restricted stock; (c) continuation for a period of two years following termination of employment, of participation in the Company's Medical Plan, Executive Medical Reimbursement Plan and

Dental Plan; (d) full vesting and maintenance in full force for the remainder of Executive's life, the life insurance in effect under the Company's Executive Split Dollar Life Insurance Plan; (e) relocation within the continental United States, if commenced within three years of termination of employment; (f) a matching contribution to the Company's Executive Savings Plan and Executive Deferred Compensation Plan for the plan year in which termination of employment occurs; and (g) for two years following termination of employment, long-term disability insurance benefits equivalent to the benefits the Executive would have received had employment by the Company continued. The Employment Agreement with Mr. Banks also provides for use of office space for a period of the lesser of three years from termination of employment or the date he commences full-time employment.

     A trust has been established with The Chase Manhattan Bank to fund certain benefits payable pursuant to certain employee benefit plans, including the Employment Agreements, in the event of termination of employment after a change in control of the Company. Immediately prior to a change in control of the Company, the Company is required to make a deposit to the trust in an amount equal to the excess of the maximum amount potentially payable under the plans to all participants over the current value of the trust assets. The trust is revocable by the Company until a change in control. The trust assets are subject to the claims of general creditors of the Company in the event of the Company's insolvency.

     The Board of Directors believes that the Employment Agreements will encourage the commitment and availability of its key management employees in the face of potentially disruptive and distracting circumstances that may arise in the event of an attempted or actual change in control or an unsolicited takeover of the Company. In any such event, such key management employees will be able to analyze and evaluate proposals objectively with a view to the best interest of the Company and its stockholders. The Employment Agreements, however, may have the incidental effect of discouraging takeovers and protecting employees from removal, since the agreements increase the cost that would be incurred by an acquiror seeking to replace current management.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers and directors are required to file initial reports of ownership and reports of change in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on information provided to the Company by individual officers and directors, the Company believes that during 1997 its executive officers and directors have timely complied with all filing requirements applicable to them except that Carolyne K. Davis, R.N., Ph.D. was late in filing her Form 3 and Risa J. Lavizzo-Mourey, M.D. was late in reporting one transaction on Form 4.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Jon E.M. Jacoby, a director, serves as Executive Vice President, Chief Financial Officer and director of Stephens Group, Inc. For the year ended December 31, 1997, the Company paid to Stephens Group, Inc. or its affiliates, approximately $2,771,933, for investment banking services.

     Carolyne K. Davis, R.N., Ph.D., a director, served as a consultant to the Company prior to becoming a director. During the year ended December 31, 1997, the Company paid Dr. Davis approximately $50,000 for consulting services.

            PROPOSAL 2 -- APPROVAL OF THE BEVERLY ENTERPRISES, INC.
                             ANNUAL INCENTIVE PLAN

     On April 8, 1998, the Board of Directors of the Company unanimously approved the adoption of the Beverly Enterprises, Inc. Annual Incentive Plan (effective as of January 1, 1998) (the "Annual Incentive Plan"), and the Board of Directors directed that the Plan be submitted for stockholder approval at the Annual Meeting. The Annual Incentive Plan will become effective upon the affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting. No awards or payments will be made pursuant to the Annual Incentive Plan if the Plan is not approved by the stockholders of the Company. Under Section 162(m) of the Internal Revenue Code ("Code"), the Annual Incentive Plan, in order to qualify for the performance-based compensation exception to
Section 162(m)'s restrictions, must obtain shareholder approval every five years, or sooner, if the material terms of the Plan are changed.

     The Annual Incentive Plan was approved in furtherance of the compensation philosophy outlined in the Compensation Committee Report on Executive Compensation (see page 6), which recognizes the importance of developing executive compensation policies that are directly aligned and consistent with the strategic goals and objectives of the Company. The major provisions of the Annual Incentive Plan are described below.

  Summary Description of the Plan

     The following description of the Annual Incentive Plan is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which is attached as Exhibit "A" to this Proxy Statement. All capitalized terms, not otherwise defined herein, will have the meaning set forth in the Annual Incentive Plan.

     Purpose. The Annual Incentive Plan is intended to provide the Participants with performance-based incentive awards for their contributions to the Company's success, and to do so through an ongoing program designed to reinforce the Company's strategic plan and related financial and operating objectives.

     Eligibility and Participation in the Plan. All executives and other key employees of the Company, or of a subsidiary or affiliate of the Company, are eligible to be selected for participation under the Annual Incentive Plan. The Compensation Committee of the Board of Directors has the full and final authority, in its discretion, to determine those executives and other key employees who will be designated as Participants under the Annual Incentive Plan. The Compensation Committee will from time to time establish participation criteria for the selection of Participants under the Annual Incentive Plan. No person will automatically be entitled to participate under the Annual Incentive Plan for any Plan Year. Directors who are not employees of the Company, or of its subsidiaries or affiliates, are not eligible for participation under the Annual Incentive Plan.

     Certain executive officers of the Company who are described in Section 162(m) of the Code, could from time to time become Participants under the Annual Incentive Plan (collectively, the "Section 162(m) Participants"). To satisfy the requirements of Code Section 162(m), relating to deductibility of compensation in excess of $1 million, there are various, generally more restrictive, Plan provisions which apply to Section 162(m) Participants, and not to other Plan Participants (the "Non-162(m) Participants"). Section 162(m) Participants must be designated for Annual Incentive Plan participation by the Compensation Committee prior to the beginning of each Plan Year, or by such later date as may be permitted under Code Section 162(m).

     Administration. The Annual Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full power to administer and interpret the Annual Incentive Plan to carry out its purposes, as well as to designate Participants, and determine the conditions under which awards are granted under the Annual Incentive Plan.

     The members of the Compensation Committee will be indemnified by the Company against liabilities and expenses, including attorneys' fees, which they may reasonably incur in the defense of any action, suit or proceeding to which they may be a party by reason of any action taken or failure to act under the Plan.

     Annual Award Program. Within 90 days of the beginning of each Plan Year (which is the calendar year), the Compensation Committee, in its sole discretion, will establish the standards, goals, targets, performance measures, and evaluation criteria and guidelines (collectively the "Performance Measures") that will be applicable in making awards under the Annual Incentive Plan for the Plan Year. Such Performance Measures may include individual target and maximum incentive opportunities, as well as performance goals and measurements applicable to individuals, groups of Participants, or Company-wide performance.

     Performance Measures may also include alternate and multiple Performance Measures, and shall be based on one or more of the following criteria: earnings per share, stock price, return on equity, revenue growth, cash flow, income, operating margins, economic value added, return on assets, and/or internal budget.

     All Performance Measures applicable to Section 162(m) Participants must be established in writing by the Compensation Committee prior to the beginning of each Plan Year, or by such other later date as may be permitted under Section 162(m) of the Code. Such Performance Measures must also be objective, must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the Performance Measure is attained, and must satisfy the third party "objectivity" standards under Section 162(m) of the Code. Additionally, all Performance Measures applicable to Section 162(m) Participants must not allow for any discretion to increase an award due to the satisfaction of a performance goal, although discretion to lower such an award is permitted, provided that any such reduction does not result in an increase in the amount payable to another Section 162(m) Participant.

     Award Determination; Eligibility for Award. The Compensation Committee will approve individual awards to Participants each Plan Year. Such determinations will be in accordance with the Performance Measures established by the Compensation Committee for the Plan Year. To be eligible to receive an award for the Plan Year, a Participant must be an employee of the Company, or of a subsidiary or an affiliate of the Company, on the last day of the Plan Year or; retired, died, become disabled, or terminated for another reason recognized by the Compensation Committee. In the case of an eligible Participant's death, award payments are made to the deceased Participant's beneficiary.

     The payment of any award to an eligible Section 162(m) Participant is contingent upon the Section 162(m) Participant's attainment of any Performance Measures which are applicable to such Section 162(m) Participant. Prior to the payment of any award to an eligible Section 162(m) Participant, the Compensation Committee must certify in writing that the Performance Measures applicable to such Participant have been satisfied.

     Payment of Award. The Compensation Committee will determine the time and form of payment of all awards under the Plan. Award payments will be made after the close of a Plan Year, and payments will normally be in a lump sum, although a different form could be directed by the Compensation Committee. The Compensation Committee will also designate whether an award payment is to be made in cash, Common Stock, or any combination thereof. To the extent any award under the Annual Incentive Plan is paid in Common Stock, such payment will be considered to be an award under the 1997 Long-Term Incentive Plan, and the terms and provisions of such plan, including any transfer, vesting, or sale restrictions, will also apply to such Common Stock award.

     Other Benefits. The Compensation Committee may from time to time award a special benefit to a Non-Section 162(m) Participant, in addition to and separate from any other award granted in accordance with the Performance Measures for a Plan Year. The Compensation Committee will designate the time and form of payment for any such special award.

     Plan Funding and Limitation on Benefits. All amounts paid under the Annual Incentive Plan will be paid from the general assets of the Company and other participating employers. The aggregate amount of awards payable under the Annual Incentive Plan will equal the sum of all required award payments. The Compensation Committee may from time to time establish an incentive award pool for making awards under the Plan, provided that the sum of the individual benefit percentages payable under the pool do not exceed 100 percent. The maximum award that may be paid to any Section 162(m) Participant for a Plan Year is 150 percent of such Participant's base salary for the Plan Year. In addition, in no event may any Section 162(m) Participant receive an annual award in excess of $1.2 Million.

     Amendment and Termination of the Plan. The Compensation Committee may amend or modify the Annual Incentive Plan at any time, including amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any award granted under the Plan. Any amendment or modification of the Plan will not require stockholder approval, except to the extent that such approval is required pursuant to the rules under
Section 16 of the Securities and Exchange Act of 1934, the Code, under rules and regulations of the exchange or system on which the Common Stock is listed or reported, or pursuant to other applicable laws, rules or regulations. The Board of Directors may terminate the Annual Incentive Plan at any time, in which event no further awards or other benefits will accrue under the Plan. No amendment, termination, or modification of the Plan may in any manner affect awards theretofore granted without the consent of the Participant.

     Estimate of Benefits. The amounts that will be paid pursuant to the Plan are not currently determinable. The amounts that would have been payable under the Plan for 1997 are substantially identical to the amounts actually paid out under the predecessor plan that was in place during 1997.

  Federal Income Tax Consequences

     Under the present federal income tax regulations, Participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the Participant, provided that the Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives. It is the Company's intention that the Plan be applied and administered in a manner which maximizes the deductibility of compensation for the Company under Code
Section 162(m).

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR the proposal to approve the Beverly Enterprises, Inc. Annual Incentive Plan. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice.

                           PROPOSAL 3 -- RATIFICATION
                     OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 1998, subject to the ratification by stockholders. Ernst & Young LLP audited the Company's consolidated financial statements for the year ended December 31, 1997, and together with its predecessor, Arthur Young & Company, has been the Company's auditors since 1965.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 1998. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice.

     REQUIREMENTS, INCLUDING DEADLINES FOR SUBMISSIONS OF PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS BY STOCKHOLDERS

     Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 1999 annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 24, 1998.

     Under the By-Laws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at the annual meeting. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by written notice timely received not less than seventy-five (75) days prior to such meeting by the Secretary of the Company containing the name and address of the stockholder, and a representation that the stockholder is a holder of record and intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee, and any other person(s) naming such person(s) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. Notice of an item of business shall include a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and any material interest of the stockholder in such business.

     The Chairman of the annual meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

     Stockholders were advised by a press release on February 20, 1998 that the Annual Meeting would be held on May 28, 1998. It is currently expected that the 1999 annual meeting will be held on or about May 27, 1999, in which event any advance notice of nominations for directors and items of business (other than the proposals intended to be included in the proxy statement and form of proxy, which is noted above, must be received by December 24, 1998) must be given by stockholders by March 12, 1999. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the seventy-five day advance notice period referred to above.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally and by telephone or facsimile. The Company may reimburse persons holding shares in their own names, or in the names of the nominees, for expenses such persons incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $8,500, plus $6 per call to individual stockholders or NOBO's if assigned, plus out-of-pocket expenses.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                            ROBERT W. POMMERVILLE
                                            Secretary

April 23, 1998
Fort Smith, Arkansas

                                                                     EXHIBIT "A"

                           BEVERLY ENTERPRISES, INC.
                             ANNUAL INCENTIVE PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1998)

                                                                     EXHIBIT "A"

                           BEVERLY ENTERPRISES, INC.

                             ANNUAL INCENTIVE PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1998)

                               TABLE OF CONTENTS

                      ARTICLE I. ESTABLISHMENT AND PURPOSE

      1.1    Establishment of Plan.......................................     A-3
      1.2    Purpose.....................................................     A-3
      1.3    Applicability of the Plan...................................     A-3
      1.4    Effective Date..............................................     A-3

      ARTICLE II. DEFINITIONS AND CONSTRUCTION

      2.1    Definitions.................................................     A-3
      2.2    Gender and Number; Headings.................................     A-4

      ARTICLE III. PARTICIPATION

      3.1    Participation...............................................     A-4

      ARTICLE IV. ANNUAL AIP PROGRAM;
      ADMINISTRATION OF PLAN

      4.1    Annual AIP Program..........................................     A-4
      4.2    Compensation Committee......................................     A-5
      4.3    Expenses....................................................     A-6
      4.4    Indemnification and Exculpation.............................     A-6

      ARTICLE V. AIP AWARDS; PAYMENT OF AWARDS

      5.1    AIP Awards..................................................     A-6
      5.2    Eligibility for AIP Award...................................     A-6
      5.3    Time and Form of Payment....................................     A-7
      5.4    Death of Participant........................................     A-7
      5.5    Award Payments in Stock.....................................     A-7

      ARTICLE VI. FUNDING OF THE PLAN
      6.1    Funding.....................................................     A-7

      ARTICLE VII. MERGER; AMENDMENT;
      TERMINATION

      7.1    Merger, Consolidation, or Acquisition.......................     A-7
      7.2    Amendment...................................................     A-7
      7.3    Termination.................................................     A-8

      ARTICLE VIII. SPECIAL PROVISIONS
      APPLICABLE TO COVERED PARTICIPANTS

      8.1    Provisions Applicable to Covered Participants...............     A-8

      ARTICLE IX. GENERAL PROVISIONS

      9.1    Shareholder Approval........................................     A-9
      9.2    Nonalienation...............................................     A-9
      9.3    Beneficiary Designation.....................................     A-9
      9.4    Effect on Other Benefit Plans...............................     A-9

      9.5    Employer-Employee Relationship..............................     A-9
      9.6    Incompetence................................................     A-9
      9.7    Binding on Employer, Participants and Their Successors......    A-10
      9.8    Status Under ERISA..........................................    A-10
      9.9    Tax Liability...............................................    A-10
      9.10   Severability................................................    A-10
      9.11   Applicable Law..............................................    A-10

                           BEVERLY ENTERPRISES, INC.

                             ANNUAL INCENTIVE PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1998)

                                   ARTICLE I.

                           ESTABLISHMENT AND PURPOSE

     1.1 Establishment of Plan. BEVERLY ENTERPRISES, INC., a Delaware corporation ("Company") hereby establishes this incentive award plan for Participants, which plan as amended from time to time shall be known as the "BEVERLY ENTERPRISES, INC. ANNUAL INCENTIVE PLAN" ("Plan").

     1.2 Purpose. The purpose of the Plan is to provide its Participants with performance-based incentive awards where they have contributed to their Employer's success, and to do so through an ongoing program designed to reinforce such Employer's strategic plan and related financial and operating objectives.

     1.3 Applicability of the Plan. The provisions of this Plan shall be applicable only with respect to those Participants who are designated for participation in this Plan from and after January 1, 1998, the effective date of this Plan.

     1.4 Effective Date. This Plan shall be effective as of January 1, 1998, subject to the approval of this Plan by the Company's stockholders, as provided in this Section 1.4. To become effective, this Plan must be approved by the affirmative vote of the holders of a majority of shares of the common stock of the Company present, or represented, and entitled to vote at a meeting of the Company's stockholders called for such purpose. Absent such approval prior to January 1, 1999, this Plan shall terminate and cease to be of any further force or effect and all awards hereunder shall be null and void.

                                  ARTICLE II.

                          DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Whenever used as a capitalized term in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided:

          (a) "Affiliate" means "affiliate" as defined in Rule 12b-2 under the Exchange Act.

          (b) "AIP Award" means the annual incentive plan award approved by the Compensation Committee for an eligible Participant for a particular Plan Year, as provided in Section 5.1.

          (c) "AIP Award Guidelines" means the standards, targets, performance measurement and evaluation criteria and guidelines to be used to determine AIP Awards for a particular Plan Year, as provided in Section 4.1.

          (d) "AIP Program" means the program for determining the awarding of AIP Awards for a particular Plan Year, consisting of the AIP Award Guidelines for such Plan Year, as provided in Section 4.1.

          (e) "Beneficiary" means the person, persons or trust designated by a Participant as provided in Section 9.3.

          (f) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (g) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, as the same may be amended from time to time.

          (h) "Company" means Beverly Enterprises, Inc., or any successor thereto.

          (i) "Compensation Committee" means the Compensation Committee of the Board of Directors, which Committee is a standing committee of such Board and meets the definition of a committee composed solely of two or more outside directors under 162(m) of the Code, and, to the extent applicable, nonemployee directors under Rule 16b promulgated under the Securities Exchange Act of 1934. The general powers, duties and responsibilities of the Compensation Committee as regards this Plan are described in Section 4.2.

          (j) "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, or who the Compensation Committee believes will be such a covered employee for a Plan Year.

          (k) "Employee" means an individual who is an employee of the Company or an Affiliate.

          (l) "Employer" means the Company or any Affiliate which is participating under the Plan with the consent of the Board of Directors.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (n) "Long-Term Incentive Stock Plan" means the "Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan", as amended from time to time.

          (o) "Participant" means an Employee of an Employer who has been designated as a Participant under this Plan, as provided in Section 3.1.

          (p) "Plan" means the "Beverly Enterprises, Inc. Annual Incentive Plan" as set forth in this document, and as the same may be amended from time to time.

          (q) "Plan Year" means the 12-month period beginning each January 1 and ending on December 31 of such year. The first Plan Year shall be the period beginning January 1, 1998 and ending December 31, 1998.

     2.2 Gender and Number; Headings. Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                  ARTICLE III.

                                 PARTICIPATION

     3.1 Participation. The Employees eligible to participate hereunder include executives and other key employees of the Company. The Compensation Committee shall designate the specific Employees of each participating Employer within such eligible class who are to be the Participants under this Plan. Such designations may be based on participation criteria established by the Compensation Committee from time to time. The designation of Participants shall be made for each Plan Year, and the Participants designated for a particular Plan Year may be identified by reference to the subject Plan Year (e.g., the Participants designated for the 1998 Plan Year may be referred to as "1998 Participants"). The Compensation Committee may establish such procedures as it deems appropriate for notifying each Participant of his status as a Participant under the Plan.

                                  ARTICLE IV.

                   ANNUAL AIP PROGRAM; ADMINISTRATION OF PLAN

     4.1 Annual AIP Program. For each Plan Year, the Compensation Committee shall establish the AIP Program for that Plan Year. Subject to Section 8.1, such AIP Program for the particular Plan Year shall consist of such standards, targets, performance measurement and evaluation criteria and guidelines as the Compensation Committee determines to be applicable in awarding AIP Awards for the relevant Plan Year, all of which shall collectively be known as the "AIP Award Guidelines" for that Plan Year. Subject to

Section 8.1, the AIP Program established for a particular Plan Year may include any of the following elements, as determined in the sole discretion of the Compensation Committee:

          (a) An incentive award pool for purposes of determining the dollar amount which shall be available for AIP Awards and other benefits under the Plan for the Plan Year, provided that the sum of the individual benefit percentages payable under the pool do not exceed 100%;

          (b) Financial and strategic performance goals for each participating Employer;

          (c) Performance measurement and weighting criteria and guidelines for each Employer, including corporate-wide performance, where applicable;

          (d) Individual target and maximum incentive opportunities for Participants or groups of Participants;

          (e) Performance measurement and weighting criteria and guidelines for Participants or groups of Participants;

          (f) Guidelines and requirements for the development of Participant goals and objectives; and

          (g) Such other standards, criteria, measurements, requirements and guidelines as the Compensation Committee may from time to time determine shall be applicable with respect to the subject Plan Year.

     The AIP Program established for each Plan Year, including the AIP Award Guidelines applicable thereto, may be identified by reference to the subject Plan Year (e.g., the AIP Program for 1998 may be referred to as the "1998 AIP Program"). The AIP Program so established for each Plan Year shall be communicated to such Company and other participating Employer personnel as the Compensation Committee deems necessary to assist in the maintenance of the AIP Program for such Plan Year. The AIP Program for each Plan Year (including the AIP Award Guidelines included therein) shall be maintained with the records of the Plan for reference purposes. The Compensation Committee may change or modify the AIP Program established for a particular Plan Year in any respect, and at any time.

     4.2 Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the full general power, authority and discretion to administer the Plan and construe, interpret and apply its provisions. Without limiting the generality thereof, the Compensation Committee shall have the following powers, duties and authorities as regards its administration and activities with respect to the Plan:

          (a) To establish an AIP Program for each Plan Year, as provided in
     Section 4.1;

          (b) To approve AIP Awards or other benefit payments for Participants for each Plan Year, as provided in Section 5.1;

          (c) To establish, maintain and interpret such rules, regulations and requirements as it deems necessary or advisable as regards the administration and maintenance of the Plan, including the amendment and modification of such rules, regulations and requirements;

          (d) To resolve all questions relating to the eligibility of Participants;

          (e) To resolve all questions relating to a Participant's right to receive any AIP Award payment or other benefits under the Plan;

          (f) To determine the time, manner and form of payment with respect to any AIP Award payments or other benefits under the Plan;

          (g) To engage any administrative, legal, consulting, clerical or other services it deems appropriate in administering the Plan;

          (h) To construe and interpret the Plan, and any administrative rules relating thereto, as necessary and to carry out the purposes of this Plan;

          (i) To resolve all questions of fact relating to any questions or determinations relating to the administration of the Plan;

          (j) To compile and maintain all records it determines to be necessary, appropriate and convenient in connection with the administration of the Plan;

          (k) To delegate or appoint such other parties as it determines to be necessary to carry out a general or specific function as regards the administration of the Plan; and

          (l) To take all such other actions, and to make such determinations, as are necessary to administer the Plan and carry out its purposes.

All actions taken or determinations made by the Compensation Committee as regards the Plan shall be final, binding and conclusive upon all parties. The membership of the Compensation Committee, and the rules relating to its conduct, voting and actions, shall be governed by the rules establishing the Compensation Committee as a standing committee of the Board of Directors. Members of the Compensation Committee shall not participate directly in any action or determination regarding their own interests under the Plan.

     4.3 Expenses. Any expenses relating to the administration of this Plan shall be borne by the Employers as may be determined by the Compensation Committee.

     4.4 Indemnification and Exculpation. The members of the Compensation Committee, its agents, and officers, directors, and employees of the Company or any other Employer shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

                                   ARTICLE V.

                         AIP AWARDS; PAYMENT OF AWARDS

     5.1 AIP Awards. Each Plan Year, the Compensation Committee shall approve such individual AIP Awards for the Participants covered under the Plan for the Plan Year as the Compensation Committee in its sole discretion shall deem appropriate. Company personnel acting at the direction of the Compensation Committee shall prepare such preliminary calculations and reports regarding proposed AIP Award amounts as the Compensation Committee may request. Such information shall be prepared in accordance with the Compensation Committee's AIP Award Guidelines for the subject Plan Year, and in accordance with such other performance measurement standards as the Compensation Committee may direct from time to time. The Compensation Committee shall provide that each Participant for a Plan Year be notified of the amount and terms of his AIP Award for the subject Plan Year. Such notification shall be at such time and in such manner as determined by the Compensation Committee.

     5.2 Eligibility for AIP Award. To be eligible to receive any AIP Award as may be approved for the Participant for a particular Plan Year, as provided in
Section 5.1, such Participant must satisfy one of the following eligibility conditions:

          (a) He must be employed as an Employee on the last day of the Plan
     Year;

          (b) He must have retired, died or incurred a disability during the Plan Year if he is not employed as an Employee on the last day of the Plan Year; or

          (c) He must have terminated employment as an Employee before the last day of the Plan Year for another reason as recognized by the Compensation Committee in its sole discretion.

Unless the Compensation Committee otherwise specifically provides, a Participant who does not meet one of the foregoing employment eligibility conditions for a particular Plan Year shall not be eligible to receive payment of an AIP Award for such Plan Year.

     5.3 Time and Form of Payment. All AIP Awards for a particular Plan Year shall be paid to or with respect to the eligible Participants for such Plan Year at such time or times as the Compensation Committee may determine, following the close of the particular Plan Year to which such AIP Awards relate. Normally, all AIP Award payments shall be in a lump sum; however, the Compensation Committee may from time to time direct the payment of any AIP Award in a different payment form. The Compensation Committee shall designate whether an AIP Award is to be paid in cash, Company stock, other form of property or benefit, or any combination thereof.

     5.4 Death of Participant. In the event a Participant who is eligible to receive an AIP Award dies before payment thereof is made to him, the payment of such AIP Award shall be made to his designated Beneficiary.

     5.5 Award Payments in Stock. To the extent any AIP Award (or portion thereof) or other benefit under the Plan is paid in Company stock, as may be directed under Section 5.3, such payment shall be considered to be an award under Article IX of the Company's 1997 Long-Term Incentive Plan ("Stock Plan"). Any Participant receiving such award under this Plan and Article IX of such Stock Plan shall be subject to any applicable sale, transfer, exercise, or vesting restrictions, and to such other terms and provisions under such Stock Plan or award agreements issued pursuant thereto, as regards such stock and the award, exercise and payment thereof. Any such term, condition or provisions in such Stock Plan or award agreement as regards such stock, or the Participant's rights thereto, shall control over any provision in this Plan to the contrary.

                                  ARTICLE VI.

                              FUNDING OF THE PLAN

     6.1 Funding. All amounts paid under this Plan shall be paid from the general assets of the participating Employers. AIP Award payments and other benefit payments under this Plan shall be reflected on the accounting records of the Employers, but neither this Plan nor the maintenance of such accounting records shall be construed to create, or require the creation of, a trust, custodial account, or escrow account with respect to any Participant. No Participant shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds, that the Employers may purchase, establish, or accumulate to aid in providing the unfunded AIP Award payments or other benefits described in the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust or fiduciary relationship of any kind between an Employer, the Compensation Committee and a Participant or any other person. Participants shall not acquire any interest under the Plan greater than that of an unsecured general creditor of an Employer.

                                  ARTICLE VII.

                         MERGER; AMENDMENT; TERMINATION

     7.1 Merger, Consolidation, or Acquisition. In the event of a merger, consolidation, or acquisition where an Employer is not the surviving organization, unless the successor or acquiring organization shall elect to continue and carry on the Plan, this Plan shall terminate with respect to such Employer, and no additional benefits shall accrue for the Participants of such organization. Unpaid AIP Award payments or other benefits shall continue to be paid as scheduled unless the successor or acquiring organization elects to accelerate payment.

     7.2 Amendment. The Compensation Committee may amend or modify this Plan at any time, for any reason, and in any manner. Such actions by the Compensation Committee shall be binding upon all Employers. Any such amendment or modification of the Plan shall not require shareholder approval, except to the extent that such approval is required pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Company's stock is listed or reported, or under any other applicable Federal or state law. Notice of any amendment or modification of the Plan shall be given to Participants and other interested parties in such manner and at such time as provided by the Compensation Committee.

     7.3 Termination. The Board of Directors may terminate this Plan at any time, for any reason, and in any manner. In the event of the termination of the Plan pursuant to this Section 7.3, no further AIP Award payments or other benefits shall accrue under this Plan, and amounts which are then payable with respect to a prior Plan Year shall continue to be an obligation of the Employer and shall be paid as scheduled. No AIP Award payments or other payments shall be made with respect to the Plan Year in which the Plan is terminated, unless otherwise provided by the Board of Directors.

                                 ARTICLE VIII.

                               SPECIAL PROVISIONS
                       APPLICABLE TO COVERED PARTICIPANTS

     8.1 Provisions Applicable to Covered Participants. Notwithstanding any other provision of this Plan to the contrary, any AIP Awards and other benefits paid to Covered Participants under this Plan shall be subject to the following conditions:

          (a) All AIP Guidelines or other performance measures, goals, standards, formulas, or criteria relating to Covered Participants ("Performance Measures") for a Plan Year shall be established by the Compensation Committee in writing no later than 90 days following the beginning of the Plan Year, provided that the outcome is substantially uncertain at the time the Compensation Committee actually establishes the goal, or by such other later date for such Plan Year as may be permitted under Section 162(m) of the Code. Performance Measures may include alternate and multiple Performance Measures, and may be based on one or more business criteria that apply to an individual, a business unit, or the Company as a whole. In establishing Performance Measures, the Compensation Committee shall consider one or more of the following: internal budget, earnings per share, stock price, return on equity, revenue growth, cash flow, income, operating margins, economic value added, and/or return on assets.

          (b) The Performance Measures must be objective, must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Participant if the Performance Measure is attained, and must satisfy the third party "objectivity" standards under
     Section 162(m) of the Code.

          (c) The Performance Measures shall not allow for any discretion by the Compensation Committee as to an increase in any AIP Award or other benefit, but discretion to lower an AIP Award or other benefit is permissible, as long as such reduction does not result in an increase in the amount payable to another Covered Participant.

          (d) The award and payment of any AIP Award or other benefit under this Plan to a Covered Participant with respect to a Plan Year shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Compensation Committee shall certify in writing prior to the payment of any such AIP Award or other benefit that such applicable Performance Measures relating to the AIP Award or other benefit were satisfied. Approved minutes of a meeting of the Compensation Committee in which the certification is made may be used for this purpose.

          (e) As provided in Sections 1.4 and 9.1, this Plan is subject to shareholder approval, and all AIP Awards or other benefits to Covered Participants under this Plan are expressly contingent on and subject to such shareholder approval.

          (f) The maximum AIP Award or other benefit that may be paid to any Covered Participant under the Plan for any Plan Year is 150 percent of the Covered Participant's base salary for the Plan Year. If a Covered Participant's base salary is not fixed at the time the Performance Measures are established, then the Compensation Committee shall fix the maximum dollar amount that may be paid to any Covered

     Participant on or before the time it establishes such Performance Measures. In addition, in no event shall an AIP award or benefit to Participant for any Plan Year, exceed $1.2 Million.

          (g) All AIP Awards or other benefits to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Compensation Committee may determine to be necessary to carry out the purposes of this Article VIII.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

     9.1 Shareholder Approval. The effectiveness of the Plan and the grant of AIP awards or other benefits under this Plan are subject to shareholder approval of the Plan as provided in Section 1.4.

     9.2 Nonalienation. No AIP Award or other benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Notwithstanding the foregoing provisions of this Section 9.2, no AIP Award or other benefit amount payable under the Plan shall be payable until and unless any and all amounts representing debts or other obligations owed to the Company or other Employer by the Participant with respect to whom such amount would otherwise be payable shall have been fully paid.

     9.3 Beneficiary Designation. A Participant may designate a Beneficiary who upon his death is to receive an AIP Award payment that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form approved by the Compensation Committee for such purpose, and any such designation shall only be effective if and when delivered to the Compensation Committee or its representative during the lifetime of the Participant. Absent any specific Beneficiary designation with respect to this Plan, a Participant's designated Beneficiary for purposes of this Plan shall be the same person or persons as designated as his beneficiary to receive life insurance proceeds under the Employer's group term life insurance coverage for such Participant. In the event there is not a Beneficiary designation on file for the Participant, such Participant's Beneficiary shall be deemed to be the Participant's surviving spouse, or if there is no such spouse, the Participant's estate.

     9.4 Effect on Other Benefit Plans. AIP Award or other benefit amounts paid under this Plan shall only be considered as compensation under the employee benefit plans of the Employers as determined and provided under the provisions of such plans.

     9.5 Employer-Employee Relationship. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to the Employee. An Employer may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Participant under this Plan.

     9.6 Incompetence. Every person receiving or claiming AIP Award or other benefit payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Compensation Committee receives a written notice, in a form and manner acceptable to the Compensation Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person's person or estate has been appointed; provided, however, that if the Compensation Committee shall find that any person to whom an AIP Award or other benefit payment is payable under the Plan is unable to care for such person's affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid in a manner as approved by the Compensation Committee. Any such payment so made shall be a complete discharge of any liability therefor under the Plan.

     9.7 Binding on Employer, Participants and Their Successors. This Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Participants, their heirs, executors, administrators and legal representatives. The provisions of this Plan shall be applicable with respect to each Employer separately, and AIP Award or other benefit amounts payable hereunder shall be paid by the Employer of the particular Participant.

     9.8 Status Under ERISA. This Plan is not maintained as and is not intended to be an "employee benefit plan" under the Employee Retirement Income Security Act of 1974, as amended.

     9.9 Tax Liability. An Employer may withhold from any payment hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

     9.10 Severability. In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

     9.11 Applicable Law. This Plan shall be governed by, construed, and administered in accordance with the laws of the State of Arkansas, except to the extent such laws are preempted by the laws of the United States.

                           BEVERLY ENTERPRISES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David R. Banks, Boyd W. Hendrickson and Robert W. Pommerville, each of them, as proxies, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of common stock of Beverly Enterprises, Inc. held of record by the undersigned on March 31, 1998 at the Annual Meeting of Stockholders to be held on May 28, 1998 and any and all adjournment or postponements thereof.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement; FOR the approval of the Annual Incentive Plan and FOR the appointment of Ernst & Young LLP as independent auditors for 1998.



                     (Continued and to be signed and dated on the reverse side.)

/ / Your Board of Directors recommends a vote FOR approval of all proposals.

1. ELECTION OF DIRECTORS: Beryl F. Anthony, Jr., David R. Banks, Carolyne K. Davis, R.N., Ph.D., James R. Greene, Boyd W. Hendrickson, Edith E. Holiday, Jon E.M. Jacoby, Risa J. Lavizzo-Mourey, M.D., and Marilyn R. Seymann, Ph.D.

    FOR EACH NOMINEE                         WITHHOLD AUTHORITY
    LISTED ABOVE                             TO VOTE FOR EACH NOMINEE ABOVE

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write that name or names on the space provided below.)

--------------------------------------------------------------------------------
If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them shall have full discretion to vote for any other person who may be nominated.

                                  APPROVAL       DISAPPROVAL       ABSTENTION
                                     OF              OF         WITH RESPECT TO

2.  Annual Incentive Plan


                                  APPROVAL       DISAPPROVAL       ABSTENTION
                                     OF              OF         WITH RESPECT TO

3.  Appointment of Ernst &
    Young LLP as Independent
    Auditors for 1998.

                                  NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  Dated:                                  , 1998
                                        ----------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------
                                             Signature of Stockholder(s)

                                  Please sign, date and return today in the enclosed envelope. This Proxy will not be used if you attend the meeting in person and so request.

                                  Votes must be indicated (X) in Black or Blue
                                  Ink.

Please date, sign and return promptly in the accompanying envelope.
================================================================================